SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Certain Officers – Employment Agreement

On May 24, 2022, Timberland Bancorp, Inc.’s (the “Company”) financial institution subsidiary, Timberland Bank (“Bank”), entered into an employment agreement with Dean J. Brydon, President and Chief Financial Officer of the Company and the Bank.  The material terms of Mr. Brydon’s employment agreement (sometimes referred to in this summary as the "agreement") are summarized below and a copy of the agreement is furnished and attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Brydon’s employment agreement became effective on May 24, 2022, and provides for an initial three-year term, provided the agreement has not been terminated earlier by either party.  On each anniversary beginning on May 24, 2023, the term of the agreement will be extended for an additional year unless notice is given by the Board of Directors of the Bank (“Board”) to Mr. Brydon, at least 90 days prior to the end of the then three-year term, that the agreement will not be extended.  This extension is subject to approval by the Board of Directors or a Committee of the Board of Directors.

Under the employment agreement, Mr. Brydon's annual base salary is his salary in effect on the effective date.  This amount may be increased at the discretion of the Board or an authorized committee of the Board or the (“Committee”). Mr. Brydon's annual base salary will be reviewed annually and adjusted from time to time to reflect amounts approved by the Board or the Committee.

Mr. Brydon is eligible to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors or the Committee for executive officers.

Mr. Brydon also may participate, to the same extent as executive officers of the Bank generally, in all plans of the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, Mr. Brydon is entitled to be considered for benefits under all of the stock and stock option related plans in which the Company’s or the Bank’s executive officers are eligible or become eligible to participate.

The agreement may be terminated by Mr. Brydon if he is assigned duties inconsistent with his initial position, duties and responsibilities, or upon the occurrence of certain events, all as described in the definition of “Involuntary Termination” under the agreement. If Mr. Brydon's employment is terminated by the Board without cause or upon his voluntary termination following the occurrence of an event described in the preceding sentence (either of which is considered an "involuntary termination"), then the Bank would be required to (1) continue to pay Mr. Brydon his then-current salary for the remaining term of the agreement; and (2) continue to provide Mr. Brydon for the remaining term of the agreement various group benefits, such as group life insurance, hospitalization, medical, dental, prescription drug and other health benefits and long term disability insurance (if any) for the benefit of Mr. Brydon and his beneficiaries if Mr. Brydon had not suffered an Involuntary Termination.

The employment agreement also provides for a severance payment and other benefits if Mr. Brydon is involuntarily terminated following a "change in control" (as defined in the employment agreement).  In the event of an involuntary termination of employment following a change in control (as described above), the Company and the Bank would jointly be required to (1) pay Mr. Brydon a cash lump sum equal to 299% of his “base amount”, as determined under Section 280G of the Internal

Revenue Code ("Code") determined at the effective time of the change in control event (generally, "base amount" means the average of Mr. Brydon's includible compensation from the Bank during the 5-year period ending with the year preceding the year in which the change in control event occurs) except that for purposes of determining the “base amount” the amount attributable to equity awards shall be excluded; and (2) continue to provide Mr. Brydon with various group benefits, such as health, dental and long term disability insurance, during the term of the agreement.  The agreement further provides that if Mr. Brydon's payments made in connection with a change in control would cause the deduction limitations and excise tax requirements of Sections 280G of the Internal Revenue Code (the "Golden Parachute Limits") to apply, then he will receive the "Reduced Amount".  The "Reduced Amount" is generally that amount that may be paid without causing any amount to exceed the Golden Parachute Limits.

The provisions of this agreement are also subject to the Company’s clawback policy.

The agreement also includes a noncompetition provision that restricts Mr. Brydon, other than in connection with an Involuntary Termination, for a period of six months from the termination of the agreement, in any capacity from participating in any banking, lending or financial services business in any county in Washington in which the Bank has offices or conducts its business at the time of termination of employment. The agreement also restricts Mr. Brydon from soliciting Bank customers, suppliers and employees. In the event of a violation of the noncompetition provision all payments and benefits to Mr. Brydon will cease.

  The agreement also includes confidentiality restrictions.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1 Employment Agreement with Dean J. Brydon
104             Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: May 26, 2022	By: /s/ Dean J. Brydon
Dean J. Brydon President & Chief Financial Officer